Exhibit 99(c)

ILLINOIS POWER COMPANY

Instruction to Registered Holder and/or Depository
Trust Company Participant from Beneficial Owner for

Offer to Exchange
$337,000,000
Registered 6.25% Senior Secured Notes due 2018
for any and all
Unregistered 6.25% Senior Secured Notes due 2018

Pursuant to the Prospectus dated               , 2008

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON                        , 2008, UNLESS THE OFFER
IS EXTENDED.  TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated                                 , 2008 (the “Prospectus”) of Illinois Power Company, an Illinois corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange its registered 6.25% Senior Secured Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of its outstanding unregistered 6.25% Senior Secured Notes due 2018 (the “Original Notes”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$                                         of the unregistered 6.25% Senior Secured Notes due 2018.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL)):

$                                         of the unregistered 6.25% Senior Secured Notes due 2018.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Notes you receive will be acquired in the ordinary course of business; (ii) you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) you are not an “affiliate” of the Company as defined in Rule 405 of the

Securities Act; (iv) if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes within the meaning of the Securities Act; and (v) if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.  The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer.  If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

NAME(S) OF BENEFICIAL OWNER(S)
SIGNATURE(S)
NAME(S) (PLEASE PRINT)

ADDRESS
TELEPHONE NUMBER
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER
DATE